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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Depomed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DEPOMED, INC.

7999 Gateway Blvd., Suite 300
Newark, California 94560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2015

        The Annual Meeting of Shareholders of Depomed, Inc. (the "Company") will be held on May 12, 2015 at 3:00 p.m. local time at the Company's headquarters located at 7999 Gateway Blvd., Suite 300, Newark, California 94560. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect seven directors to hold office until the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified.

  2.
  To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers.

  4.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on March 20, 2015 will be entitled to notice of, and to attend and vote at, the Annual Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the meeting will be available for inspection at the Company's headquarters for at least 10 days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Matthew M. Gosling Secretary

Newark, California
April     , 2015

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy by mail using the return envelope provided. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

        This Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2014 will be available electronically at http://www.cstproxy.com/depomed/2015.

DEPOMED, INC.
7999 Gateway Blvd., Suite 300
Newark, California 94560
(510) 744-8000

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

        Depomed, Inc. (the "Company") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders to be held on May 12, 2015, at 3:00 p.m. local time, at the Company's headquarters located at 7999 Gateway Blvd., Suite 300, Newark, California 94560, and at any adjournments thereof (the "Annual Meeting"). These materials are being mailed to shareholders on or about April         , 2015.

        Only holders of the Company's common stock, no par value, as of the close of business on March 20, 2015 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Shareholders who hold shares of the Company's common stock in "street name" may attend and vote at the Annual Meeting only if they hold a valid proxy from their broker. Without a valid proxy, beneficial holders cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. As of the Record Date, there were 59,709,689 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

        Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board listed on the proxy card and "FOR" Proposals 3 and 4. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

        In the election of directors, the seven persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. The proposal to amend our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares requires the affirmative "FOR" vote of a majority of the outstanding shares entitled to vote on the proposal at the Annual Meeting. The other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have the same effect as a vote against the proposal, and broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

        A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

        The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902 ("Morrow"), a proxy solicitation firm, to assist in the solicitation of proxies in connection with the Annual Meeting. Shareholders may contact Morrow by telephone at 1 (800) 607-0088. Brokerage firms and banks may contact Morrow by telephone at (203) 658-9400. The Company will pay Morrow customary fees, which the Company expects would be approximately $10,000, plus reasonable expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

        The Bylaws of the Company provide for a Board consisting of between five and nine directors. The number of directors currently authorized by resolution of the Board is seven. Seven directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. All of the nominees named below are presently directors of the Company. None of the nominees for director were selected pursuant to any arrangement or contract.

        The present term of each of the directors continues until the Annual Meeting and until his or her successor has been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

        The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

        The Company's Articles of Incorporation and Bylaws contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the California General Corporation Law.

        The name of and certain other information regarding each nominee is set forth in the table below.

Name of Nominee	Age	Principal Occupation	Director Since
Peter D. Staple(3)	63	Chief Executive Officer, Corium International, Inc.	2003
Vicente Anido, Jr., Ph.D.(1)	62	Chief Executive Officer, Aerie Pharmaceuticals, Inc.	2013
Karen A. Dawes(1)(2)	63	President, Knowledgeable Decisions, LLC	2008
Louis J. Lavigne, Jr.(1)	66	Managing Director, Lavrite, LLC	2013
Samuel R. Saks, M.D.(2)(3)	60	Chief Development Officer, Auspex Pharmaceuticals, Inc.	2012
James A. Schoeneck	57	President and Chief Executive Officer, Depomed, Inc.	2007
David B. Zenoff, D.B.A.(2)(3)	77	President, David B. Zenoff Associates, Inc.	2007

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

        Peter D. Staple has served as a director of the Company since November 2003, and as Chairman of the Board since March 2009. Since March 2008, Mr. Staple has served as Chief Executive Officer and a director of Corium International, Inc., a publicly-held biopharmaceutical company focused on transdermal delivery systems and related technologies to address unmet medical needs. From 2002 to March 2008 he served as director, and from 2002 to November 2007 as Chief Executive Officer, of BioSeek, Inc., a privately-held drug discovery company. From 1994 to 2002, Mr. Staple was a member of the senior executive team at ALZA Corporation, where he was most recently Executive Vice President, Chief Administrative Officer and General Counsel. Prior to joining ALZA, Mr. Staple held the position of Vice President, Associate General Counsel for Chiron Corporation, a biopharmaceutical company. Mr. Staple previously served as Vice President and Associate General Counsel for Cetus Corporation, a biotechnology company. The Board considered Mr. Staple's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Management; Corporate Governance; Strategic Transactions; Corporate Finance; Intellectual Property; and Board and Board committee experience. Mr. Staple holds B.A. and J.D. degrees from Stanford University.

        Vicente Anido, Jr., Ph.D. has served as a director of the Company since February 2013. Dr. Anido is currently the Chairman and Chief Executive Officer of Aerie Pharmaceuticals, Inc., a publicly-held development stage company focused on ophthalmology. Dr. Anido is the former President, Chief Executive Officer and director of Ista Pharmaceuticals, Inc., which was acquired by Bausch + Lomb Incorporated in 2012. Prior to joining Ista Pharmaceuticals, Dr. Anido served as general partner of Windamere Venture Partners from 2000 to 2001. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company. From 1993 to 1996, Dr. Anido served as President of the Americas Region of Allergan, Inc., where he was responsible for Allergan's commercial operations for North and South America. Prior to joining Allergan, Dr. Anido spent 17 years at Marion Laboratories and Marion Merrell Dow, Inc., including as Vice President, Business Management of Marion's U.S. Prescription Products Division. The Board considered Dr. Anido's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Commercial Strategy; Commercial Operations; Strategic Transactions; Business Planning; Pharmaceutical Product Launch; and Board experience. In the past five years, Dr. Anido has served as a member of the boards of directors of QLT Inc., Aerie Pharmaceuticals, Apria Healthcare, Inc. Ista Pharmaceuticals and NICOX, S.A. Dr. Anido currently serves as a member of the board of directors of The West Virginia University Foundation and of BIOCOM, a life sciences industry association. Dr. Anido holds B.S. and M.S. degrees from West Virginia University and a Ph.D. from the University of Missouri, Kansas City.

        Karen A. Dawes has served as a director of the Company since April 2008. Since 2003, Ms. Dawes has served as President of Knowledgeable Decisions, LLC, a pharmaceutical consulting firm she founded. Between 1999 and 2003, Ms. Dawes served as Senior Vice President and U.S. Business Group Head for Bayer Corporation's U.S. Pharmaceuticals Group. Prior to joining Bayer, she served as Senior Vice President, Global Strategic Marketing for Wyeth, formerly known as American Home Products, where she held responsibility for worldwide strategic marketing. She also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in 1997. Ms. Dawes began her pharmaceutical industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. The Board considered Ms. Dawes' experience and expertise within the following areas relevant to the Company and its business in concluding that she should serve on the Board: Marketing; Commercial Operations; Product Development; Commercial Strategy; Business Planning; Pharmaceutical Product Launch; Board Chair experience; and Compensation Committee experience. Ms. Dawes currently serves as a director of Repligen Corporation and several private companies. Ms. Dawes holds a M.B.A. from Harvard University and B.A. and M.A. degrees from Simmons College.

        Louis J. Lavigne, Jr. has served as a director of the Company since July 2013. Since 2005, Mr. Lavigne has served as Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. Prior to these consulting activities Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc., a publicly-held biotechnology company, from March 1997 through his retirement in March 2005. Mr. Lavigne joined Genentech in July 1982, was named controller in 1983 and, in that position, built Genentech's operating financial functions. In 1986, he was promoted to Vice President and assumed the position of Chief Financial Officer in September 1988. Mr. Lavigne was named Senior Vice President in 1994 and was promoted to Executive Vice President in 1997. Prior to joining Genentech, he held various financial management positions with Pennwalt Corporation, a pharmaceutical and chemical company. The Board considered Mr. Lavigne's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Finance; Commercial Strategy; Commercial Operations; Strategic Transactions; Business Planning; and Board experience. Mr. Lavigne serves on the board of Accuray Incorporated, a publicly-held radiation oncology company. Mr. Lavigne also serves on the boards of DocuSign, Inc., a privately-held digital transaction management company, and Novocure Limited, a privately-held oncology company. Mr. Lavigne is a board member and Chairman of the UCSF Benioff Children's Hospital Oakland, the UCSF Benioff Children's Hospitals and UCSF Benioff Children's Hospitals Foundation. Mr. Lavigne is also a Trustee of Babson College and Babson Global. Mr. Lavigne holds a B.A. from Babson College and a M.B.A. from Temple University.

        Samuel R. Saks, M.D. has served as a director of the Company since October 2012. Since October 2013, Dr. Saks has been Chief Development Officer at Auspex Pharmaceuticals, Inc., a publicly-held biopharmaceutical company focused on the treatment of orphan diseases. Dr. Saks has also served as a director of Auspex Pharmaceuticals since September 2009. From April 2011 until February 2012, Dr. Saks served as interim Chief Medical Officer of Threshold Pharmaceuticals, Inc. From 2003 to 2009, Dr. Saks served as CEO of Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company he co-founded. Prior to joining Jazz Pharmaceuticals, Dr. Saks held a number of positions at ALZA Corporation, which was acquired by Johnson & Johnson in 2001. From 2001 to 2003, he was Company Group Chairman of ALZA and served as a member of Johnson & Johnson's Pharmaceutical Group Operating Committee. From 1992 to 2001, he held various executive positions at ALZA, including Senior Vice President, Medical Affairs and Group Vice President, where he was responsible for clinical and commercial activities. He has also held clinical research positions in oncology at Schering-Plough Corporation, XOMA Corporation and Genentech, Inc. From 1987 to 2000, Dr. Saks was Assistant Clinical Professor of Medicine in the oncology division of the Department of Medicine at the University of California, San Francisco. The Board considered Dr. Saks' experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Commercial Strategy; Clinical Operations; Commercial Operations; Product Development; Business Planning; Pharmaceutical Product Launch; and Board experience. Dr. Saks also currently serves as a director of TONIX Pharmaceuticals, Inc. a publicly-held pharmaceutical company, and several private companies. Dr. Saks holds B.S. and M.D. degrees from the University of Illinois.

        James A. Schoeneck joined the Company as President and Chief Executive Officer in April 2011 and has served as a director of the Company since December 2007. From 2005 until he joined the Company, Mr. Schoeneck was Chief Executive Officer of BrainCells Inc., a privately-held biopharmaceutical company. Prior to joining BrainCells, he served as Chief Executive Officer of ActivX BioSciences, Inc., a development stage biotechnology company. Mr. Schoeneck's pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories Inc. Prior to joining Prometheus, Mr. Schoeneck spent three years at Centocor, Inc., where he led the development of Centocor's commercial capabilities. His group launched Remicade®, which has become one of the world's largest pharmaceutical products. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer, Inc. (now Sanofi) serving in various sales and marketing positions of increasing responsibility. The Board considered Mr. Schoeneck's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Strategy; Corporate Management; Commercial Strategy; Pharmaceutical Product Launch; Strategic Transactions; and Corporate Leadership. Mr. Schoeneck currently serves as a director of FibroGen, Inc., a publicly-held biotechnology company. Mr. Schoeneck holds a B.S. degree in education from Jacksonville State University.

        David B. Zenoff, D.B.A. has served as a director of the Company since March 2007. Since 1973, Dr. Zenoff has been the President of David B. Zenoff and Associates, Inc., a strategy and management consulting firm. Dr. Zenoff has been on the full-time and part-time faculties of various universities, including Stanford University Graduate School of Business, Columbia Graduate School of Business, and IMD in Lausanne, Switzerland. The Board considered Dr. Zenoff's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Strategy; Pharmaceutical Marketing Strategy; Organization Development; Management Practices; Board Processes and Governance; Strategic Transactions; and Corporate Leadership. Dr. Zenoff was a member of the board of directors of Williams-Sonoma for six years and currently serves as a director of ExamWorks Group, Inc. Dr. Zenoff holds a B.A. from Stanford University and M.B.A. and D.B.A. degree from Harvard University.

        There are no family relationships among any of the Company's directors or executive officers.

CORPORATE GOVERNANCE

        The Board met four times during fiscal year 2014. In addition, the Audit Committee met five times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met three times. During fiscal year 2014, each member of the Board attended 75% or more of each of (i) the total number of Board meetings held during the period of such member's service and (ii) the total number of meetings of Committees on which such member served, during the period of such member's service.

Board Independence

        The Board has determined that Ms. Dawes, Messrs., Lavigne and Staple, and Drs. Anido, Saks and Zenoff, are "independent" under the rules of the Nasdaq Global Market ("Nasdaq"), and applicable rules and regulations of the Securities and Exchange Commission ("SEC").

Board Leadership Structure

        The Board does not have a policy regarding whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chairman of the Board is currently the most appropriate structure for the Company because that structure allows the Chief Executive Officer to focus his energy on operational issues, while the Chairman of the Board can focus on governance and other related issues, and may enhance the independence of the Board. Currently, Mr. Staple, a non-employee director, serves as the Chairman of the Board and Mr. Schoeneck serves as a director and Chief Executive Officer.

The Board's Role in Risk Oversight

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, clinical, commercial compliance, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports to enable it to understand the Company's risk profile and the Company's risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The Compensation Committee is responsible for management of risks relating to the Company's compensation program and policies and assesses the Company's effectiveness at linking pay to performance, as well as aligning the interests of executives and other employees with those of the Company's shareholders. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as other areas of corporate governance.

Board Committees

        The Board has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.

        Audit Committee.    The Company's Audit Committee consists of Mr. Lavigne, Dr. Anido and Ms. Dawes. Mr. Lavigne is the Chairman of the Audit Committee. The Audit Committee oversees the Company's corporate accounting and financial reporting process. The Audit Committee evaluates the independent registered public accounting firm's qualifications, independence and performance; determines the engagement of the Company's independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the engagement team as required by law; reviews the Company's financial statements; reviews the Company's critical accounting policies and estimates; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Company's quarterly financial statements. The Board has determined that Mr. Lavigne is the Company's Audit Committee financial expert under applicable SEC rules. The Company believes that the composition of the Audit Committee meets the requirements for independence under the applicable requirements of Nasdaq and SEC rules and regulations.

        Compensation Committee.    The Company's Compensation Committee consists of Ms. Dawes and Drs. Saks and Zenoff. Ms. Dawes is the Chairman of the Compensation Committee. The Compensation Committee reviews and recommends policies relating to compensation and benefits of the Company's officers and employees, including reviewing corporate goals and reviewing and approving objectives relevant to compensation of the Chief Executive Officer, other executive officers and key employees, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under the Company's equity incentive plans. The Company believes the composition of the Compensation Committee meets the requirements for independence under applicable requirements of Nasdaq and SEC rules and regulations.

        Nominating and Corporate Governance Committee.    The Company's Nominating and Corporate Governance Committee consists of Drs. Zenoff and Saks and Mr. Staple. Dr. Zenoff is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates nominees for election as directors, periodically reviews the Company's corporate governance policies and practices, and conducts evaluations of management and the Board. The Company believes that the composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the applicable requirements of Nasdaq.

        Charters for the Company's Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Company's website at: http://www.depomed.com. A copy of the Company's Audit Committee Charter is included as Appendix B to this Proxy Statement.

DIRECTOR NOMINATIONS

        The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

        Criteria for Nomination to the Board of Directors.    The Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq rules and that members of the Audit Committee meet the financial literacy requirements under the Nasdaq rules and at least one of them qualifies as an "audit committee financial expert" under the rules and regulations of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        The principal occupations, background and other information about the Board nominees for director are set forth above as well as a discussion of the specific experience, qualifications, attributes or skills of each director that led to the conclusion that he or she should serve on the Board at this time. The Board believes that each director's unique background and skill set gives the Board as a whole competence and experience in a wide variety of areas, including the pharmaceutical industry, corporate governance and board service, executive management and finance. The Board also believes that each director has demonstrated business acumen and an ability to exercise sound judgment, is committed to serving the Company, and has a reputation for integrity, honesty and adherence to high ethical standards.

        Shareholder Proposals for Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such shareholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "SHAREHOLDER PROPOSALS" below.

        Process for Identifying and Evaluating Nominees.    The process for identifying and evaluating nominees to the Board is initiated by identifying a slate of candidates who meet the criteria for selection as nominees and who have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Candidates are evaluated by the Nominating and Corporate Governance Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references or associates. Qualified nominees are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates generally meet, either in person or by telephone, with all members of the Nominating and Corporate Governance Committee and as many other members of the Board as practicable, and using the input from such interviews and the information obtained by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, with one of the final prospective candidates. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

        The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder proposal nominating a director.

        Diversity.    The Company endeavors to have a Board with diverse experience at policy-making or strategic-planning levels in business or in other areas that are relevant to the Company's activities. The Company does not have a policy with respect to diversity in identifying or selecting nominees for the Board. However, in evaluating nominees, the Nominating and Corporate Governance Committee and the full Board assess the background of each candidate in a number of different ways, including how the individual's qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board. The Board also performs an annual self-evaluation, through which the members of the Board assess the Board's performance and ways in which such performance can be improved.

        Nominees to the Board of Directors for the Annual Meeting.    The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board.

        Board Nominees for the Annual Meeting.    Each of the nominees listed in this Proxy Statement is a current director standing for re-election.

COMMUNICATIONS WITH DIRECTORS

        Interested parties wishing to contact the directors of the Company may do so by writing to them at the following address: c/o General Counsel, 7999 Gateway Blvd., Suite 300, Newark, California 94560. All letters received will be categorized and processed by the Company's General Counsel. Comments or questions regarding the Company's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance committee. All other comments and questions will be referred to the entire Board.

        The Company has a policy of encouraging all directors to attend the annual shareholder meeting and generally schedules a meeting of the Board on the date of the annual meeting each year to make it more convenient for them to do so. All of the Company's directors except Mr. Lavigne attended the 2014 Annual Meeting.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee consists of Ms. Dawes and Drs. Saks and Zenoff. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K (Certain Relationships and Related Transactions). No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

CODE OF ETHICS

        The Board has adopted a Code of Business Conduct and Ethics that applies to all of the Company's employees, officers and directors, including its principal executive officer and its principal financial officer. A copy of the code is available on the Company's website at: http://www.depomed.com.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth information regarding ownership of the Company's common stock as of March 20, 2015 (or earlier date for information based on filings with the SEC) by (a) each person known to the Company to own more than 5% of the outstanding shares of the Company's common stock, (b) each director, (c) each named executive officer and (d) all current directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock(2)		Number Subject to Convertible Securities Exercisable Within 60 Days		Percentage of Common Stock (%)(2)
BlackRock, Inc.(5)	6,643,880	(6)	—		11.13%
RIMA Senvest Management, LLC(3)	4,647,961	(4)	259,926	(4)	7.79%
The Vanguard Group(7)	3,920,281	(8)	—		6.56%
Invesco Ltd.(9)	3,571,101	(10)	—		5.99%
State Street Corporation(11)	3,070,951	(12)	—		5.14%
James A. Schoeneck(13)	1,007,838		770,800		1.69%
Thadd M. Vargas	315,956		227,513		*
August J. Moretti	241,042		218,478		*
Matthew M. Gosling	237,168		204,667		*
Peter D. Staple	194,105		154,105		*
David B. Zenoff, D.B.A.	168,701		149,105		*
Karen A. Dawes	142,105		134,105		*
Samuel R. Saks, MD.	49,938		49,938		*
Vicente Anido, Jr., Ph.D	46,605		46,605		*
Louis J. Lavigne, Jr.	22,438		22,438		*
Srinivas G. Rao, MD	—		—		*
R. Scott Shively.	—		—		*
All current directors & executive officers as a group (12 persons)	2,425,896		1,977,754		4.06%

*
Less than one percent

(1)
Except as otherwise indicated, the address of each beneficial owner listed in the table is Depomed, Inc., 7999 Gateway Blvd., Suite 300, Newark, California 94560.

(2)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days. Percentage ownership is based on 59,709,689 shares of the Company's common stock outstanding as of March 20, 2015. Shares of common stock subject to stock options and restricted stock units vesting on or before May 19, 2015 (within 60 days of March 20, 2015) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of other persons. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(3)
The address of Rima Senvest Management, LLC is 540 Madison Avenue, 32nd Floor, New York, New York 10022.

(4)
Includes (i) 4,647,961 shares of common stock (of which 259,926 shares of common stock are issuable upon the conversion of the Company's 2.5% Convertible Senior Notes Due 2021 (the "Convertible Notes")) as to which Richard Mashaal has shared voting and shared dispositive power and (ii) 3,163,828 shares of common stock (of which 157,515 shares of common stock are issuable upon the conversion of the Convertible Notes) as to which RIMA Senvest Management, LLC has shared voting and shared dispositive power. The address of Richard Mashaal is c/o Rima Senvest Management, LLC is 540 Madison Avenue, 32nd Floor, New York, New York 10022. This information was obtained from the Schedule 13G/A filed on February 17, 2015 with the SEC by Rima Senvest Management, LLC and Richard Mashaal.

(5)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)
Includes (i) 6,520,836 shares of common stock as to which BlackRock, Inc. has sole voting power and (ii) 6,643,880 shares of common stock as to which BlackRock, Inc. has sole dispositive power. This information was obtained from the Schedule 13G filed on January 9, 2015 with the SEC by BlackRock, Inc.

(7)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
Includes (i) 81,855 shares of common stock as to which The Vanguard Group has voting power, (ii) 3,841,826 shares of common stock as to which The Vanguard Group has sole dispositive power and (iii) 78,455 shares of common stock as to which The Vanguard Group has shared dispositive power. This information was obtained from the Schedule 13G filed on February 10, 2015 with the SEC by The Vanguard Group.

(9)
The address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(10)
Includes (i) 3,547,301 shares of common stock as to which Invesco Ltd. has sole voting power and (ii) 3,571,101 shares of common stock as to which Invesco Ltd. has sole dispositive power. This information was obtained from the Schedule 13G filed on February 11, 2015 with the SEC by Invesco Ltd.

(11)
The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(12)
Includes 3,070,951 shares of common stock as to which State Street Corporation has shared voting power and shared dispositive power. This information was obtained from the Schedule 13G filed on February 12, 2015 with the SEC by State Street Corporation.

(13)
Includes 221,306 shares of common stock held in Mr. Schoeneck's family trust and over which Mr. Schoeneck has shared voting power and shared dispositive power.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee of the Board is responsible for monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving related party transactions. Except as set forth below, during fiscal year 2014 the Company did not engage, and does currently not propose to engage, in any transaction or series of transactions in which the amount involved exceeded or exceeds $120,000 and in which any of the Company's directors or executive officers, any holder of more than 5% of any class of the Company's voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to the Company in any amount in excess of $120,000 at any time.

Management Continuity Agreements

        In June 2014, the Company entered into management continuity agreements with each of its executive officers in the form described below under "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control".

Srinivas G. Rao, M.D., Ph.D. Offer Letter

        On July 15, 2014, the Company entered into a letter agreement (the "Rao Offer Letter") with Srinivas G. Rao, M.D., Ph.D. pursuant to which Dr. Rao agreed to serve as the Senior Vice President and Chief Medical Officer, effective July 16, 2014.

        The Rao Offer Letter provided for Dr. Rao to receive an annual base salary of $375,000 and an annual target cash bonus of 40% of his base salary, which was prorated for 2014 based on the number of full months he is employed by the Company. Dr. Rao received a one-time sign-on bonus of $40,000 (the "Rao Sign-On Bonus") paid in two equal installments of $20,000. The first installment was paid once Dr. Rao completed 60 days of employment with the Company and the second installment was paid once Dr. Rao completed 120 days of employment with the Company. If Dr. Rao voluntarily terminates his employment with the Company prior to the first anniversary of his first day of employment, he will be required to repay the full amount of the Rao Sign-On Bonus to the Company within 10 days after his termination date.

        As contemplated by the Rao Offer Letter, the Compensation Committee approved the grant to Dr. Rao, upon the commencement of his employment with the Company, of an option under the Company's 2014 Omnibus Incentive Plan (the "2014 Plan") to purchase 150,000 shares of the Company's common Stock. The option will vest and become exercisable with respect to one-quarter of the underlying shares on the date that is 12 months after the date of grant, and in 36 equal monthly installments thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the date of grant.

Richard Scott Shively Offer Letter

        On July 31, 2014, the Company entered into a letter agreement (the "Shively Offer Letter") with Richard Scott Shively pursuant to which Mr. Shively agreed to serve as Senior Vice President and Chief Commercial Officer, effective September 2, 2014.

        The Shively Offer Letter provided for Mr. Shively to receive an annual base salary of $375,000 and an annual target cash bonus of 40% of his base salary, which was prorated for 2014 based on the number of full months he was employed by the Company in 2014. Mr. Shively received a one-time sign-on bonus of $25,000 (the "Shively Sign-On Bonus") that was paid once Mr. Shively completed 90 days of employment with the Company. If Mr. Shively voluntarily terminates his employment with the Company prior to the first anniversary of his first day of employment, he will be required to repay the full amount of the Shively Sign-On Bonus to the Company within 10 days of his termination date. Mr. Shively is also entitled to receive up to $75,000 in relocation expense reimbursement, including any gross-up of relocation expenses that is included in Mr. Shively's taxable income. If Mr. Shively voluntarily terminates his employment with the Company for any reason within 24 months following his first day of employment, he will be required to repay the Company the full amount of any reimbursements.

        As contemplated by the Shively Offer Letter, the Compensation Committee approved the grant to Mr. Shively, upon the commencement of his employment with the Company, an option under the 2014 Plan to purchase 150,000 shares of the Company's common stock. The option will vest and become exercisable with respect to one-quarter of the underlying shares on the date that is 12 months after the date of grant, and in 36 equal monthly installments thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2014, all such SEC filings were filed on time except for the filings made by the Company's directors on December 12, 2014 with respect to grants of awards received by such directors on December 1, 2014.

 EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

        The Company's executive officers and other members of senior management as of March 20, 2015 are set forth in the table below. Biographical information for Mr. Schoeneck is set forth above under "BOARD OF DIRECTORS AND DIRECTOR NOMINEES."

Name	Age	Position
Executive Officers
James A. Schoeneck	57	President and Chief Executive Officer
August J. Moretti	64	Chief Financial Officer and Senior Vice President
Matthew M. Gosling	44	Senior Vice President and General Counsel
Srinivas G. Rao, M.D., Ph.D.	46	Senior Vice President and Chief Medical Officer
R. Scott Shively	58	Senior Vice President and Chief Commercial Officer
Thadd M. Vargas	49	Senior Vice President, Business Development
Other Senior Management
Jeff P. Coon	52	Vice President, Human Resources
Gerd G. Kochendoerfer, Ph.D.	47	Vice President, Technical Development and Quality

        August J. Moretti has served as Chief Financial Officer and Senior Vice President since January 2012. From 2004 to December 2011, Mr. Moretti served as Chief Financial Officer and Senior Vice President of Alexza Pharmaceuticals, Inc., a publicly-held pharmaceutical company. From 2001 to 2004, Mr. Moretti served as Chief Financial Officer of Alavita, Inc. (formerly Surromed, Inc.), a privately-held biotechnology company. Prior to Alavita, Mr. Moretti was a partner of Heller Ehrman LLP, an international law firm. Mr. Moretti holds a B.A. in economics from Princeton University and a J.D. from Harvard Law School.

        Matthew M. Gosling has served as Senior Vice President and General Counsel since January 2011 after having served as Vice President and General Counsel since June 2006. Prior to joining the Company, Mr. Gosling was a partner of Heller Ehrman LLP, an international law firm. Mr. Gosling holds a B.A. in economics and Spanish from Trinity University and a J.D. from the University of Chicago.

        Srinivas G. Rao, M.D. has served as Senior Vice President and Chief Medical Officer since July 2014. Prior to joining the Company in 2014, Dr. Rao served as Executive Vice President and Head of Neuroscience at Retrophin, Inc. From 2011 to 2013, Dr. Rao served as Founder and Chief Executive Officer of Kyalin Biosciences, Inc., a privately held biotechnology company he founded and that was acquired by Retrophin in 2013. From 2001 to 2011, Dr. Rao served as Chief Scientific Officer of Cypress Bioscience, Inc., a publicly-held pharmaceutical company. Dr. Rao holds a M.D. and a Ph.D. in neurobiology from Yale University.

        R. Scott Shively has served as Senior Vice President and Chief Commercial Officer since September 2014. From 2012 to 2014, Mr. Shively served as Executive Vice President and Chief Commercial Officer of Zogenix, Inc. From 2009 to 2012, Mr. Shively served as Vice President—Global Commercial Disease Area Lead for Pain for Pfizer, Inc. From 2007 to 2009, Mr. Shively served as Senior Vice President for Commercial Operations at Alpharma Pharmaceuticals Inc., a specialty pharmaceutical company focused on pain management. Prior to Alpharma, Mr. Shively served as Senior Vice President for Global Respiratory as well as interim President and Chief Executive Officer, USA at Altana AG and VP of Marketing for Endo Pharmaceuticals plc. Mr. Shively holds a B.S. in Zoology from Duke University.

        Thadd M. Vargas has served as Senior Vice President, Business Development since December 2008, after having served as Vice President, Business Development since December 2002. Prior to joining the

Company, Mr. Vargas served as Vice President of Finance at Worldres.com, Inc., Director of Finance at Kosan Biosciences, Inc. and Director of Business Development at Anergen, Inc. Prior to joining Anergen, Mr. Vargas was a member of Ernst & Young LLP's life sciences audit practice. Mr. Vargas currently serves on the board of a privately-held company. Mr. Vargas holds a B.A. in business economics from the University of California at Santa Barbara.

        Jeff P. Coon has served as Vice President, Human Resources since September 2011. From 2009 to August 2011, Mr. Coon served as Human Resources Director at Cobham plc. From 2008 to 2009, Mr. Coon served as the Vice President of Human Resources of Exelixis, Inc. From 2006 to 2008, Mr. Coon served as the Executive Director of Human Resources at PDL BioPharma Inc. Prior to joining PDL BioPharma, Mr. Coon served as Vice President Human Resources at CD Holding and Human Resources Director at Johnson and Johnson. Mr. Coon holds a B.A. from California State University Long Beach and a M.S. in Human Resources Management from Golden Gate University in San Francisco.

        Gerd G. Kochendoerfer has served as Vice President, Technical Development and Quality since 2011 after having served since 2008 as Senior Director, Project Management. From 2005 to January 2008, Dr. Kochendoerfer served as Senior Director, Drug Development at FibroGen, Inc. Prior to joining FibroGen, Dr. Kochendoerfer, served as Director of Research and Development of Gryphon Therapeutics, Inc. Dr. Kochendoerfer holds a Ph.D. in chemistry from the University of California at Berkeley.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid in 2014, to each of the named executive officers. This compensation discussion and analysis focuses on the information contained below under this "EXECUTIVE COMPENSATION" section, and in the related footnotes and narrative.

  General

        The Company's Compensation Committee is responsible for overseeing our compensation program, including compensation awarded to the named executive officers. The Company's compensation philosophy is to provide a competitive balance of cash and equity compensation, benefits, and development opportunities in order to attract and retain the talent necessary to create a collaborative, high-performing work environment that contributes to the Company's overall success and shareholder value. The key objectives of the Company's executive compensation program are to be:

  •
  Performance-driven, to align the interests of the Company's executives and shareholders, fairly reward executives for their efforts, and provide a strong, direct link between the Company's financial and strategic goals and executive compensation;

  •
  Market competitive, to ensure that the Company attracts and retains executives to lead and manage the Company who are talented, qualified, and capable of achieving the Company's business objectives;

  •
  Motivational and retention-oriented, so that executives remain dedicated to the Company and its overall growth and performance; and

  •
  Transparent, to ensure that executives receive the information necessary to understand and make informed choices regarding their total compensation packages.

        The primary components of the Company's executive compensation program are base salary, annual cash bonus and stock-based awards. The Company believes that these components, along with the Company's other benefits and its commitment to career development, foster a productive, team-oriented work environment that offers the Company's employees the flexibility and opportunity to thrive in a collaborative atmosphere and to receive meaningful rewards and recognition for their contributions to the Company's growth and success. The Company views these components of compensation as related but distinct. That is, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on individual performance, competitive compensation information in light of the Company's recruiting and retention goals, and its view of internal equity and consistency. The Company believes that, as is common in the pharmaceutical industry, stock-based awards, salary, and cash bonuses are all necessary to attract and retain employees. To date, the Company has not adopted any formal policies or guidelines for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation.

        The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries and other compensation elements for other executive officers. Specifically, the Chief Executive Officer makes recommendations to the Committee regarding base salary increases, equity incentive grants, and the level of achievement of individual objectives for the other executive officers. The Chief Executive Officer discusses his recommendations with the Compensation Committee and the Committee then makes a decision on the compensation package for each named officer. The

Compensation Committee, without the Chief Executive Officer present, performs an annual review of the base salary and other compensation elements for the Chief Executive Officer.

  Review of Competitive Market; Compensation Consultant

        To assist with the analysis of executive compensation for fiscal year 2014, the Compensation Committee engaged Towers Watson, a global professional services firm with expertise consulting on executive compensation matters in general and with specific expertise in the biopharma industry. Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to hire, fire and direct the work of Towers Watson. For fiscal year 2014, Towers Watson advised the Compensation Committee on a variety of compensation-related issues, including:

  •
  refining the Company's peer group for executive compensation purposes;

  •
  providing general information concerning executive compensation trends and developments, and regulatory developments;

  •
  compiling, analyzing and presenting competitive data to assist the Compensation Committee with: (a) its executive compensation decisions, including that of the Chief Executive Officer and the executives hired by the Company in 2014, as well as the management continuity arrangements the Company entered into with executives in May 2014; and (b) its recommendations regarding non-employee director compensation; and

  •
  compiling, analyzing and presenting competitive data to assist the Compensation Committee with its executive compensation decisions, including that of the Chief Executive Officer and the executives hired by the Company in 2014.

Other than providing the advice and services described above, Towers Watson provided no other services to either the Company or the Compensation Committee during fiscal year 2014.

        The Compensation Committee considers various sources of third party compensation information in connection with its compensation decisions. In particular, the committee considers compensation packages offered by its competitors for executive talent. In connection with its fiscal year 2014 compensation review, the Compensation Committee reviewed publicly available compensation information compiled by Towers Watson related to 16 commercial stage pharmaceutical companies with similar revenues (from $22 million to $566 million annually) and market capitalization (generally from $30 million to $6 billion). The companies reviewed included:

  Akorn, Inc.
  Acorda Therapeutics, Inc.
  Arena Pharmaceuticals, Inc.
  Auxilium Pharmaceuticals, Inc.
  Avanir Pharmaceuticals, Inc.
  Emergent Biosolutions
  Exelixis, Inc.
  Horizon Pharmaceuticals, Inc.
  Impax Laboratories
  INSYS Therapeutics, Inc.
  Medivation, Inc.
  Momenta Pharmaceuticals Inc.
  Nektar Therapeutics
  Sagent Pharmaceuticals
  Spectrum Pharmaceuticals, Inc.
  Sucampo Pharmaceuticals, Inc.

        The peer list above includes 11 of the 15 companies utilized in the Compensation Committee's 2014 executive compensation review. After consultation with Towers Watson, the Compensation Committee removed four companies (Astex Pharmaceuticals, Inc. Cadence Pharmaceuticals, Inc., Optimer Pharmaceuticals, Inc. and Santarus, Inc.) On Towers Watson's recommendation six companies (Akorn, Inc., Emergent Biosolutions, Impax Laboratories, INSYS Therapeutics, Inc., and Sagent Pharmaceuticals) were added to the Company's peer list as replacements for the companies that were removed.

        The Compensation Committee also reviewed a custom survey prepared for Towers Watson by Radford Surveys & Consulting, a business unit of Aon plc, that analyzed compensation results from 36 publicly held biotech and pharmaceutical companies with 50 to 499 employees and annual revenues generally from $49 million to $499 million located in Northern California, Southern California and the Mid-Atlantic region. Companies represented in the report included the proxy peers identified above and the following additional companies: Alexion Pharmaceuticals; Alkermes plc; AMAG Pharmaceuticals, Inc.; Biomarin Pharmaceutical, Inc.; Cubist Pharmaceuticals, Inc.; Dendreon Corporation; DURECT Corporation; Dyax Corp.; Incyte Corporation ; Ironwood Pharmaceuticals, Inc.; Jazz Pharmaceuticals plc; NPS Pharmaceuticals, Inc.; Regeneron Pharmaceuticals, Inc.; Salix Pharmaceuticals, LTD.; Seattle Genetics, Inc.; The Medicines Company; Theravance, Inc.; United Therapeutics Corporation; Xenoport, Inc.; and Zogenix, Inc.

        The Compensation Committee reviews the information described above in order to understand current compensation practices at peer companies. However, the Compensation Committee does not engage in formal benchmarking relative to peer companies.

  Compensation Elements

        Base Salary.    The Company seeks to provide its executive officers with competitive annual base salaries in order to attract and retain talented individuals. However, the Company seeks to ensure that a substantial portion of its executives' compensation depends on the achievement of corporate and individual goals. In determining appropriate salary levels for a given executive officer, the Compensation Committee considers the following factors:

  •
  individual performance;

  •
  experience, skills, and external market conditions;

  •
  level of responsibility;

  •
  breadth, scope, and complexity of the position; and

  •
  executives' salaries relative to each other.

        Based on the criteria above, in February 2015 and February 2014, the Compensation Committee increased the base salary levels of the named executive officers. The increases were effective as of March 1 of each year.

Base Salary ($) and Increase (%)
Name and Principal Position	2015	2014
James A. Schoeneck President and Chief Executive Officer	725,000 / 16.0	625,000 / 5.0
August J. Moretti Chief Financial Officer and Senior Vice President	387,919 / 3.0	376,620 / 3.0
Matthew M. Gosling Senior Vice President and General Counsel	450,000 / 12.7	399,463 / 4.5
Srinivas G. Rao Senior Vice President, Chief Medical Officer	382,875 / 5.0	375,000 / n/a	*
Thadd M. Vargas Senior Vice President, Business Development	350,587 / 2.8	341,038 / 3.5

*
Dr. Rao was hired in July 2014.

        Cash Bonus.    The Company's executive officers participate in the discretionary Depomed, Inc. Bonus Plan (the "Bonus Plan"), which provides for annual cash bonuses based on the achievement of individual and corporate objectives. Payment of annual cash bonuses is designed to reward performance for achieving individual and corporate business goals, which the Company believes increases shareholder value. Executives' cash bonus target as a portion of base salary for 2014 was 70% (in the case of the Chief Executive Officer for 2014), 40% for the Company's Chief Financial Officer, the Chief Medical Officer, the Chief Commercial Officer and the General Counsel or 35% (in the case of all other executive officers for 2014). In February 2015, upon the recommendation of the Compensation Committee, the Board amended the Bonus Plan to increase the cash bonus target from 70% to 80% of base salary for the President and Chief Executive Officer and from 40% to 45% for the Company's Chief Financial Officer, the Chief Medical Officer, the Chief Commercial Officer and the General Counsel. The Compensation Committee's recommendations were made based on an analysis of competitive market data performed by Towers Watson. The increases are effective beginning with bonuses paid in 2016 for 2015 performance.

        Bonus payouts are tied in significant part to company-wide corporate objectives approved by the Board that are generally set late in the fourth quarter of the prior year or shortly after the beginning of the current year. Corporate objectives are generally quantitative in nature, so that their achievement can be objectively measured, and are weighted by relative importance. Following the completion of the fiscal year, the Compensation Committee assesses the Company's performance relative to the corporate goals, and applies a "corporate multiplier" based on that assessment. A corporate multiplier of 100% reflects 100% achievement of corporate objectives. The Board makes the final determination of the corporate multiplier, after receiving a recommendation from the Compensation Committee. The weighting of the achievement of corporate objectives as a portion of an executive's total bonus payout is 100% in the case of the Chief Executive Officer and 65% in the case of all other executive officers. For 2014, achievement of the Company's overall corporate objectives was considered at Compensation Committee meetings held on January 15, 2015 and February 4, 2015. Individual performance was considered, and final executive compensation determinations were made, at a Compensation Committee meeting held on February 4, 2015.

        The Board does not classify individual objectives by their relative difficulty, but believes that the Company's corporate objectives are, on the whole, ambitious but achievable. The corporate multipliers established for 2012, 2013 and 2014 were 89.5%, 115.5% and 118%, respectively.

        Corporate objectives for 2014, their relative weights, and the extent to which the Compensation Committee determined they were achieved, are set forth below.

	Goal	Weight	Extent Achieved
1.	Achieve net product sales target of $133.1 million	35%	80% (.28)
2.	Enhance the financial strength of the Company by achieving the following financial metrics: (a) EPS target (non-GAAP) of $0.26; (b) total revenue (non-GAAP) of $156.1 million; and (c) return to cash flow positive by Q4 2014 (in each case excluding non-cash items related to PDL royalty sale)	25%	90% (.225)
3.	Execute development of the business consistent with 3 year plan by: (a) completing a transaction to support growth; and (b) successfully integrating CAMBIA® and any other product acquisitions	20%	200% (.40)
4.	Enhance and protect future cash flow by: (a) securing extended Gralise exclusivity through ANDA litigation and Orphan Drug exclusivity; (b) protect Zipsor® (ANDA litigation); and (c) Leverage and monetize patent/technology portfolio.	10%	175% (.10)
5.	Develop infrastructure and culture to support current and future growth by: (a) enhancing company culture consistent with the Company's vision, mission and values; (b) developing leadership and recruiting talent to support future high-growth expectations; (c) developing and implementing a business continuity plan; and (d) maintaining readiness for multiple financing avenues.	10%	100% (.10)
Corporate Multiplier			118%

        The 200% achievement level for the third objective specified above primarily reflects the Company's entry into a definitive agreement in January 2015 to acquire the US rights to the NUCYNTA® franchise, a major addition to and enhancement of the Company's pain portfolio. The 175% achievement level for the fourth objective primarily reflects: (a) the August 2014 ruling in the Company's favor in its patent infringement lawsuit against Actavis Elizabeth LLC and Actavis Inc., upholding the validity of the patents asserted in the litigation and providing expected market exclusivity for Gralise® until 2024; and (b) the September 2014 ruling of in the Company's favor in its lawsuit against the U.S. Food and Drug Administration, resulting in an order requiring the FDA to grant Gralise® seven years of orphan drug exclusivity for the management of postherpetic neuralgia. The Compensation Committee determined that the achievement of those goals was exceptional and warranted the achievement levels specified above. The Compensation Committee determined that each of the other objectives had been nearly or fully achieved, and recommended that the Corporate Multiplier be set at 118%. The full Board approved the recommendation on February 5, 2015.

        Under the Bonus Plan, the Chief Executive Officer does not have individual goals separate from the Company's corporate objectives. The weighting of individual goals as a portion of other executives' total bonus payout for 2014 was 35%. The Chief Executive Officer sets individual goals for each of the other executive officers. Individual objectives are mainly quantitative in nature, weighted by relative importance and linked with corporate goals. Following the completion of the year, the Compensation Committee, in consultation with the Chief Executive Officer, reviews the achievement of individual goals and determines the extent to which each goal was achieved, where a rating of "1" (or 100%) indicates full achievement of a given goal. An executive may earn a rating of up to "1.25" (or 125%) with respect to a particular goal if his performance in achieving the goal exceeds expectations. Based on each executive's achievement of his individual goals and the weighting of the goals, he receives an overall individual rating that is generally close to, but not necessarily equal to, the sum of each individual goal multiplied by the extent achieved.

        Each executive's total annual cash bonus is determined by applying the corporate multiplier to the portion of his bonus target tied to corporate objectives, and by applying his overall individual rating to the portion of his bonus target tied to individual goals, subject to adjustment in the discretion of the Compensation Committee.

        Mr. Schoeneck's 2014 bonus of $525,000 is equal to approximately 120% of his 2014 bonus target of $437,500. Mr. Schoeneck's bonus reflects the 2014 Corporate Multiplier and an additional amount of $8,750 awarded to Mr. Schoeneck by the Compensation Committee for his overall performance in 2014.

        The 2014 individual objectives for Mr. Moretti, the Company's Chief Financial Officer and Senior Vice President, and the extent to which the goals were achieved, were as follows:

	Goal	Weight	Extent Achieved
1.	Contribute to the achievement of corporate objective No. 1 (related to the achievement of net product sales target)	15%	80%
2.	Contribute to the achievement of corporate objective No. 2 (related to enhancement of the financial strength of the Company and achievement of long-term shareholder value)	35%	90%
3.	Contribute to the achievement of corporate objective No. 3 (related to the achievement of the Company's strategic plan)	20%	115%
4.	Contribute to the achievement of corporate objective No. 4 (related to the achievement enhancing and protecting future cash flow)	10%	100%
5.	Contribute to the achievement of corporate objective No. 5 (related to the improvement of organization infrastructure and capabilities)	20%	70%

On Mr. Schoeneck's recommendation, Mr. Moretti's overall achievement of his individual objectives was set at 0.905. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Moretti a cash bonus of $163,265, which reflected the 118% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 90.5% of the portion of his bonus target attributable to individual objectives.

        The 2014 individual objectives for Mr. Vargas, the Company's Senior Vice President, Business Development, and the extent to which the goals were achieved, were as follows:

	Goal	Weight	Extent Achieved
1.	Contribute to the achievement of corporate objective No. 3 (related to the achievement of the Company's strategic plan)	60%	125%
2.	Generate new sources or potential sources of Revenue and cash flow through IP and/or technology licensing and patent defense	20%	100%
3.	Work with new Chief Medical Officer to determine the partnering potential of DM-1992, and create action plan	10%	70%
4.	Contribute to the achievement of corporate objective No. 5 (related to the improvement of organization infrastructure and capabilities)	10%	70%

On Mr. Schoeneck's recommendation, Mr. Vargas's overall achievement of his individual objectives was set at 1.09. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Vargas a cash bonus of $137,089, which reflected the 118% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 109% of the portion of his bonus target attributable to individual objectives.

        The 2014 individual objectives for Mr. Gosling, the Company's Senior Vice President and General Counsel, and the extent to which the goals were achieved, were as follows:

	Goal	Weight	Extent Achieved
1.	Contribute to the achievement of corporate objective No. 4 (related to the achievement enhancing and protecting future cash flow)	45%	125%
2.	Contribute to the achievement of corporate objective No. 3 (related to the achievement of the Company's strategic plan)	35%	120%
3.	Ensure the Company's compliance function and program remain effective and appropriate.	10%	100%
4.	Contribute to the achievement of corporate objective No. 5 (related to the improvement of organization infrastructure and capabilities)	10%	95%

On Mr. Schoeneck's recommendation, Mr. Gosling's overall achievement of his individual objectives was set at 1.1775. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Gosling a cash bonus of $188,407, which reflected the 118% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 117.75% of the portion of his bonus target attributable to individual objectives.

        The 2014 individual objectives for Dr. Rao, the Company's Chief Medical Officer and Senior Vice President, and the extent to which the goals were achieved, were as follows:

	Goal	Weight	Extent Achieved
1.	Build out functional areas (Medical Affairs, Regulatory and Clinical) and set a new vision and direction for the entire team.	25%	105%
2.	Complete Phase IV PREA Studies for Zipsor® on schedule.	20%	100%
3.	Complete Phase IV PREA studies for Cambia® on schedule.	20%	115%
4.	Develop clinical trial strategy for existing products, with the target of initiating studies in Q4 of 2014.	20%	115%
5.	Develop label expansion plans around existing products.	15%	110%

On Mr. Schoeneck's recommendation, Dr. Rao's overall achievement of his individual objectives was set at 1.0575. After discussion with Mr. Schoeneck, the Compensation Committee awarded Dr. Rao a cash bonus of $71,070, which reflected the 118% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 105.75% of the portion of his bonus target attributable to individual objectives. In addition, the Compensation Committee awarded Dr. Rao a $20,000 bonus to be paid to him on his first anniversary with the Company provided he is employed with the Company on the date of payout. Dr. Rao's 2014 cash bonus was prorated based on his hire date of July 16, 2014.

  Stock-Based Awards

        The Compensation Committee grants stock options and restricted stock units ("RSUs") to executive officers to motivate them to drive the achievement of corporate objectives, to aid in their retention, and to align their interests with those of the Company's shareholders by providing executives with an equity stake. Stock options granted to executive officers have an exercise price equal to 100% of the fair market value of the Company's common stock (the closing sales price on Nasdaq) on the date of grant, so they have value only to the extent that the market price of the Company's common stock increases after the date of grant. Typically, stock options vest and become exercisable over four years. One-quarter of the shares subject to the option vest after one year in the case of initial option grants. Options generally vest monthly in the case of annual "refresher" grants. The Company began granting RSUs in 2012 in order to remain competitive for executive talent. The RSUs granted by the Company vest in four equal installments over approximately four years. For equity incentive awards made in February 2015, in consultation with Towers Watson, the Committee set target award levels at its February 2015 meeting for the Chief Executive Officer, Senior Vice Presidents, and for other Company Vice Presidents who report to the Chief Executive Officer. The target award levels were based on the Company's trailing 90-day average stock price as of December 31, 2014, consistent with the methodology employed by the Committee in past years.

        Stock options typically are granted to executive officers when they join the Company, and then in connection with significant changes in responsibilities. In considering initial option grants for executives, the committee takes into account the total compensation package offered to the executive, equity grants to comparable executives at similarly situated companies, and the number of stock options granted to the new executive relative to the stock options held by or granted to the Company's other executives. The Company has not awarded RSUs in connection with an executive's initial employment or promotion, though may elect to do so in the future.

        The Compensation Committee also considers and typically awards annual "refresher" grants for executive officers based on the same factors it considers in making initial option grants, as well as the executive's performance, the Company's performance relative to corporate objectives, and recent growth or decline in shareholder value. Refresher grants are generally made in the first quarter of the fiscal year. The date of the meeting of the Compensation Committee at which the annual refresher grants are made is set in advance, and is not coordinated with the release of information concerning the Company's business. In February 2015, in connection with its determinations regarding executive compensation, the committee made refresher grants to Mr. Schoeneck (345,000 options and 138,000 RSUs), Mr. Gosling (85,000 options and 35,000 RSUs), Mr. Moretti (55,000 options and 22,000 RSUs), Mr. Vargas (50,000 options and 20,500 RSUs, and Dr. Rao and Mr. Shively (32,5000 options and 17,500 RSUs)

  Chief Executive Officer Compensation

        In setting Mr. Schoeneck's base salary for 2015, the Compensation Committee reviewed Mr. Schoeneck's performance as well as an analysis by Towers Watson of compensation paid to other CEOs of publicly-traded pharmaceutical companies identified above under "Review of Competitive Market". The Compensation Committee determined that a total compensation package near the median of the peer group was appropriate for Mr. Schoeneck. The Committee took into consideration the Company's performance since Mr. Schoeneck became CEO in April 2011, which included the development of the Company's specialty pharmaceutical business, enhancement of the Company's management team, improvement of Company culture and creation, and implementation of the Company's strategic roadmap. The Compensation Committee set Mr. Schoeneck's base salary at $725,000 per year, granted him options to purchase 345,000 shares, and awarded him 138,000 RSUs and a $525,000 cash bonus. Each of the various elements of Mr. Schoeneck's compensation package is at or near the median for the Company's peer group.

        In the event Mr. Schoeneck's employment is terminated by the Company without cause or by him for good reason (under circumstances that do not trigger severance benefits under Mr. Schoeneck's Management Continuity Agreement with the Company described below in the section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control".

  Severance Agreements

        In May 2014, the Company adopted the amended and restated management continuity agreements described below in the section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control". The Company adopted the agreements in order to support its objectives of an overall executive compensation package that is competitive with the Company's peers, and the retention of qualified executives.

  Compensation Policies and Practices as They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes its approach to setting corporate goals and individual objectives, bonus payouts at varying levels of performance, and thorough evaluation of performance results assist in mitigating excessive risk-taking that could harm the Company's value or reward poor judgment by executives. The Board believes the allocation of compensation among base salary and short and long-term cash and equity-linked compensation discourages excessive risk-taking. The Board believes applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and its shareholders as a whole. Also, the multi-year vesting of equity awards discourages excessive short-term risk taking.

  Other Benefits

        Executive officers are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance and 401(k) plan, in each case on substantially the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including executive officers, all of which the Company believes to be comparable to those provided at peer companies.

  Tax and Accounting Considerations

        Deductibility of Executive Compensation.    In making compensation decisions affecting the executive officers, the Compensation Committee considers the Company's ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for annual compensation in excess of $1 million paid to our named executive officers. Certain compensation that qualifies under applicable tax regulations as "performance-based" compensation is specifically exempted from this deduction rule. The Compensation Committee cannot assure that the Company will be able to fully deduct all amounts of compensation paid to persons who are named executive officers in the future. Further, because the Compensation Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

  Compensation Committee Report

        The Compensation Committee has reviewed this compensation discussion and analysis, discussed it with management and recommended that it be included in this Proxy Statement.

COMPENSATION COMMITTEE
Karen A. Dawes, Chair Samuel R. Saks, M.D. David B. Zenoff, D.B.A.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

Summary Compensation Table

        The following table sets forth information concerning compensation earned for services rendered to the Company by each of our named executive officers as determined in accordance with applicable SEC rules (the "named executive officers").

Name & Principal Position	Year		Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
James A. Schoeneck	2014		620,058		—		1,548,180	1,360,894	525,000	14,320	4,068,452
President and Chief	2013		590,625		—		710,850	674,181	425,000	14,074	2,414,730
Executive Officer	2012		567,000		—		419,757	363,248	304,500	72,666	1,727,171
August J. Moretti	2014		374,792		—		348,975	306,778	163,265	9,094	1,202,904
Chief Financial Officer	2013		363,875		—		192,945	184,024	145,350	9,244	895,438
and Senior Vice President	2012		353,521		—		—	573,660	114,465	3,813	1,045,459
Matthew M. Gosling	2014		396,596		—		444,150	392,122	188,407	7,586	1,428,861
Senior Vice President	2013		380,047		—		206,485	196,063	156,636	7,894	947,125
and General Counsel	2012		368,978		—		164,970	147,263	122,588	3,241	807,040
Thadd M. Vargas	2014		316,705		—		418,770	369,056	137,089	7,094	1,248,714
Senior Vice President,	2013		327,751		—		192,945	184,024	137,037	7,342	849,099
Business Development	2012		318,979		—		152,750	140,718	109,103	2,717	724,267
Srinivas G. Rao, MD	2014	(5)	171,875	(5)	40,000	(6)	—	684,315	71,070	—	967,260
Senior Vice President
and Chief Medical Officer

(1)
The amounts shown represent the grant date fair value of stock options and awards granted in the year calculated in accordance with Accounting Standards Codification Topic 718. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2015.

(2)
Represents actual bonus amounts earned in 2014.

(3)
Amounts represent 401(k) match, long term care and life insurance premiums paid by the Company on behalf of the named executive officers.

(4)
The Company provides the named executive officers with health, medical and other non-cash benefits generally available to all salaried employees, which are not included in these columns pursuant to SEC rules.

(5)
Dr. Rao's employment with the Company began in July 2014. Compensation reported is for partial year of employment.

(6)
Represents a $40,000 sign-on-bonus paid to Dr. Rao in connection with the commencement of employment with the Company.

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of stock and option awards made to the named executive officers during fiscal year 2014 and potential fiscal year 2014 target payouts under the Company's Annual Bonus Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards— Target ($)(1)	Option Awards: Number of Securities Underlying Options (#)	Stock Awards (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James A. Schoeneck	—	525,000	—	—	—	—
	2/18/2014	—	295,000	122,000	12.69	2,909,074
August J. Moretti	—	150,648	—	—	—	—
	2/18/2014	—	66,500	27,500	12.69	655,753
Matthew M. Gosling	—	159,785	—	—	—	—
	2/18/2014	—	85,000	35,000	12.69	836,272
Thadd M. Vargas	—	119,363	—	—	—	—
	2/18/2014	—	80,000	33,000	12.69	787,826
Srinivas G. Rao, MD(3)	—	63,000	—	—	—	—
	7/16/2014	—	150,000	—	11.83	684,315

(1)
This column sets forth the target bonus amount for each named executive officer for the year ended December 31, 2014—under the Company's Annual Bonus Plan based on achievement of 100% of target amount. There are no thresholds or maximum bonus amounts for each individual officer established under the Company's Annual Bonus Plan. Actual amounts paid in March 2015 based on the Compensation Committee's review of corporate performance and individual achievements under the Company's Annual Bonus Plan for fiscal year 2014 have been reported above under "Summary Compensation Table".

(2)
Represents the grant date fair value of stock options and awards granted in 2014 to the named executive officers. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2015.

(3)
Dr. Rao's employment with the Company began in July 2014.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by the named executive officers as of December 31, 2014.

	Option Awards						Restricted Stock Units
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date	Grant Date (5)	Number of Restricted Stock Units That have Not Vested (#)	Market Value of Restricted Stock Units That have Not Vested ($)(6)
James A. Schoeneck	12/10/2007	(1)	25,000	—	3.38	12/10/2017	—	—	—
	4/18/2011	(3)	417,633	41,667	8.36	4/18/2021	—	—	—
	1/12/2012	(1)	50,938	30,062	6.11	1/12/2022	1/12/2012	17,175	276,689
	2/7/2013	(1)	89,833	106,167	6.77	2/7/2023	2/7/2013	52,500	845,775
	2/18/2014	(1)	61,458	233,542	12.69	2/18/2024	2/18/2014	91,500	1,474,065
August J. Moretti	1/3/2012	(2)	143,333	54,167	5.35	1/3/2022	—	—	—
	2/7/2013	(1)	24,521	28,979	6.77	2/7/2023	2/7/2013	14,250	229,568
	2/18/2014	(1)	13,854	52,646	12.69	2/18/2024	2/18/2014	20,625	332,269
Matthew M. Gosling	1/14/2011	(1)	36,719	781	7.12	1/14/2021	—	—	—
	5/26/2011	(1)	22,396	2,604	8.55	5/26/2021	—	—	—
	9/1/2011	(1)	36,563	8,437	6.08	9/1/2021	—	—	—
	1/12/2012	(1)	32,813	12,187	6.11	1/12/2022	1/12/2012	6,750	108,743
	2/7/2013	(1)	26,125	30,875	6.77	2/7/2023	2/7/2013	15,250	245,678
	2/18/2014	(1)	17,708	67,292	12.69	2/18/2024	2/18/2014	26,250	422,888
Thadd M. Vargas	8/9/2005	(1)	19,000	—	5.03	8/9/2015	—	—	—
	2/10/2006	(1)	52,500	—	6.29	2/10/2016	—	—	—
	1/25/2008	(1)	1,875	—	3.6	1/25/2018	—	—	—
	1/7/2010	(1)	335	—	3.09	1/7/2020	—	—	—
	1/14/2011	(1)	36,719	781	7.12	1/14/2021	—	—	—
	9/1/2011	(1)	36,563	8,437	6.08	9/1/2021	—	—	—
	1/12/2012	(1)	31,354	11,646	6.11	1/12/2022	1/12/2012	6,250	100,688
	2/7/2013	(1)	24,521	28,979	6.77	2/7/2023	2/7/2013	14,250	229,568
	2/18/2014	(1)	16,667	63,333	12.69	2/18/2024	2/18/2014	24,750	398,723
Srinivas G. Rao, MD(7)	7/16/2014	(4)	—	150,000	11.83	7/16/2024	—	—	—

(1)
The options were granted pursuant to the 2004 Equity Incentive Plan (the "2004 Plan") and vest on a monthly basis in equal increments during the 48-month period from the grant date.

(2)
The options were granted pursuant to the 2004 Plan and vest over four years, with the first 25% vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date.

(3)
The options were granted pursuant to the 2004 Plan and vest over four years, with the first 12.5% vesting six months from the grant date, and the remainder vesting on a monthly basis in equal increments during the 42-month period following the initial vesting date.

(4)
The options were granted pursuant to the 2014 Omnibus Incentive Plan (the "2014 Plan") and vest over four years, with the first 25% vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date.

(5)
One quarter of each award of restricted stock units vests annually on December 1 of each year, provided the executive officer continues to provide services to the Company.

(6)
Amounts represent an estimate of the market value of unvested restricted stock units as of December 31, 2014, assuming a market value of $16.11 per share.

(7)
Dr. Rao's employment with the Company began in July 2014.

Option Exercises and Restricted Stock Awards Vested

        The following table sets forth certain information regarding option exercises and the vesting of restricted stock units held by our named executive officers during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
James A. Schoeneck	100,700	642,766	73,925	1,148,055
August J. Moretti	—	—	14,000	217,420
Matthew M. Gosling	96,875	994,551	23,125	359,131
Thadd M. Vargas	49,040	403,182	21,625	335,836
Srinivas G. Rao, MD(3)	—	—	—	—

(1)
Represents the excess of the market value of the shares exercised on the exercise date over the aggregate exercise price of such shares.

(2)
The value shown is the number of restricted stock units times the market price of the Company's common stock on the vesting date.

(3)
Dr. Rao's employment with the Company began in July 2014.

Potential Payments upon Termination or Change in Control

        In May 2014, the Board approved a form of Management Continuity Agreement to be entered into with each of the Company's executive officers. The Company subsequently entered into definitive Management Continuity Agreements with each such officer, which agreements replace and supersede the Management Continuity Agreements previously entered into by the Company and its executive officers.

        The Management Continuity Agreement provides, among other things, that in the event an executive officer is subject to an involuntary termination within 12 months following a change of control, the executive officer is entitled to receive: (i) 100% acceleration of such officer's unvested Company equity awards; (ii) severance payments for a period of 24 months (if the officer is the chief executive officer) or 12 months (if the officer is not the chief executive officer) equal to the base salary which the officer was receiving immediately prior to the change of control; (iii) a lump sum payment equal to two times (if such officer is the chief executive officer) or equal to (if the officer is not the chief executive officer) such officer's annual bonus target for the Company's fiscal year in which the termination occurs, and (iv) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officers immediately prior to the change of control through the earlier of the end of the severance period or until such officer is no longer eligible for such benefits under applicable law.

        In addition, the Management Continuity Agreements provides, among other things, that in the event the executive officer is subject to an involuntary termination (other than in connection with a change of control as described above), the executive officer will receive: (i) acceleration of 12 months'

of such officer's unvested Company equity awards if the officer is the chief executive officer; and (ii) severance payments for a period of 18 months (if the officer is the chief executive officer) or 12 months (if the officer is a senior vice president), equal to the base salary which the officer was receiving immediately prior to the change of control; and (iii) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officers immediately prior to the change of control through the earlier of the end of the severance period or until such officer is no longer eligible for such benefits under applicable law.

        The provisions of the Management Continuity Agreement relating to the benefits Mr. Schoeneck is entitled to receive upon an involuntary termination of his employment other than in connection with a change in control of the Company replace and supersede the related provisions of the Employment Agreement entered into between Mr. Schoeneck and the Company in April 2011.

        The executive officer is not entitled to receive a "gross up" payment to account for any excise tax that might be payable pursuant to Section 4999 of the Internal Revenue Code. Instead, the executive officer shall receive the greater of (i) the full severance benefits less any taxes, including excise taxes or (ii) the amount of severance benefits that would result in no excise tax having to be paid. These benefits are contingent upon the executive officer's release of any claims against the Company.

        The following table sets forth potential payments to the Company's named executive officers employed as of December 31, 2014 under the Management Continuity Agreement that would have been made if had an involuntary termination within 12 months of following a change of control occurred as of December 31, 2014.

Potential Payments—Involuntary Termination Following a Change of Control

Name	Severance Payments ($)		Bonus Payments ($)		Health Insurance Benefit ($)		Option and Stock Award Vesting Acceleration ($)(1)
James A. Schoeneck	1,250,000	(2)	1,050,000	(3)	42,506	(4)	5,010,382
August J. Moretti	376,620	(5)	163,265	(6)	19,828	(7)	1,595,386
Matthew M. Gosling	399,463	(5)	188,407	(6)	28,208	(7)	1,529,019
Thadd M. Vargas	341,038	(5)	137,089	(6)	20,436	(7)	1,424,345
Srinivas G. Rao, MD	375,000	(5)	150,000	(6)	18,289	(7)	642,000

(1)
Accelerated equity value as if the involuntary termination occurred on December 31, 2014.

(2)
The amount reported represents total severance payments over 24 months.

(3)
The amount reported equals two times such officer's annual bonus target for the Company's fiscal year in which the termination occurs.

(4)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 24 months.

(5)
The amount reported represents total severance payments over 12 months.

(6)
The amount reported equals such officer's annual bonus target for the Company's fiscal year in which the termination occurs.

(7)
The amount reported represents health and dental insurance premiums to be paid on behalf of the named executive officer for 12 months.

        The following table sets forth potential payments to the Company's named executive officers employed as of December 31, 2014 under the Management Continuity Agreement that would have been made if an involuntary termination (other than within 12 months of following a change of control) occurred as of December 31, 2014.

Potential Payments—Involuntary Termination

Name	Severance Payments ($)		Health Insurance Benefit ($)		Option and Stock Award Vesting Acceleration ($)(1)
James A. Schoeneck	937,500	(2)	31,879	(3)	2,501,236
August J. Moretti	376,620	(4)	19,828	(5)	—
Matthew M. Gosling	399,463	(4)	28,208	(5)	—
Thadd M. Vargas	341,038	(4)	20,436	(5)	—
Srinivas G. Rao, MD	375,000	(4)	18,289	(5)	—

(1)
Accelerated equity value as if the involuntary termination occurred on December 31, 2014.

(2)
The amount reported represents total severance payments over 18 months.

(3)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 18 months.

(4)
The amount reported represents total severance payments over 12 months.

(5)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 12 months.

Director Compensation

        In accordance with the terms of the Non-Employee Director Compensation and Grant Policy (the "Director Compensation Policy") approved by the Board in May 2014, each non-employee director receives an annual cash retainer fee of $55,000. Any non-employee chairman of the Board receives an additional $30,000 annual retainer. The retainers described below are also paid to non-employee directors for Board committee service.

        The chairman of the Audit Committee receives an additional $20,000 annual retainer, and each other member of the Audit Committee receives an additional $12,500 annual retainer.

        The chairman of the Compensation Committee receives an additional $15,000 annual retainer, and each other member of the Compensation Committee receives an additional $10,000 annual retainer.

        The chairman of the Nominating and Corporate Governance Committee receives an additional $10,000 annual retainer fee, and each other member of the Nominating and Corporate Governance Committee receives an additional $5,000 annual retainer.

        Any non-employee director who oversees the annual review of the performance of senior management and the Board receives an additional $10,000 annual retainer.

        In addition to the cash compensation described above, in accordance with the Director Compensation Policy, each non-employee director receives, on the date of each Annual Meeting of Shareholders held in 2015 and thereafter (i) an option having a value equal to $60,000 (calculated using the Black-Scholes Valuation method based on assumptions consistent with the methodology used in the Company's financial statements and with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of the Company's common stock as of the date of grant) that vests in 12 equal monthly installments and (ii) an award of restricted stock units having a value of $60,000 based on the Fair Market Value (as defined in the 2014 Plan) of the Company's common stock as of the date of grant that vest on the first anniversary of date on which such award of restricted stock units were made.

        The following table summarizes non-employee director compensation during fiscal year 2014. Mr. Schoeneck does not receive equity or cash compensation for his Board duties. All cash and equity compensation paid to, or earned by, Mr. Schoeneck in fiscal year 2014 in his capacity as the Company's President and Chief Executive Officer is reflected in the executive compensation tables set forth above.

Name	Fees Earned or Paid in Cash ($)	Option and Restricted Stock Unit Awards ($)(1)(2)	Total ($)
Vicente Anido, Jr., Ph.D	73,500	119,943	193,443
G. Steven Burrill*	35,059	—	—
Karen A. Dawes	88,500	119,943	208,443
Louis J. Lavigne, Jr	81,000	119,943	200,943
Samuel R. Saks, M.D.	76,000	119,943	195,943
Peter D. Staple	93,000	119,943	212,943
David B. Zenoff, D.B.A	91,000	119,943	210,943

*
Mr. Burrill ceased serving as a director of the Company effective June 19, 2014.

(1)
The amounts shown represent the grant date fair value of stock options and restricted stock awards granted in fiscal year 2014 calculated in accordance with Accounting Standards Codification Topic 718. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2015.

(2)
The aggregate number of shares subject to outstanding stock options held by each director serving on the Board as of December 31, 2014 was as follows: 69,852 shares for Mr. Anido; 139,852 shares for Ms. Dawes; 49,852 shares for Mr. Lavigne; 69,852 shares for Dr. Saks; 184,852 shares for Mr. Staple; and 154,852 shares for Dr. Zenoff.

The aggregate number of shares subject to outstanding restricted stock awards held by each director serving on the Board as of December 31, 2014 was 3,863 shares.

 REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

        Management has primary responsibility for the system of internal controls and the financial reporting process. The registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2014 with the Company's management and the registered public accounting firm;

  •
  discussed with Ernst & Young LLP, the Company's registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance;

  •
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the auditors their independence:

  •
  based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC; and

  •
  instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
Louis J. Lavigne, Jr. Vicente Anido, Jr., Ph.D. Karen A. Dawes

Relationship with Independent Registered Public Accounting Firm

        General.    Ernst & Young LLP has been the Company's independent registered public accounting firm since its inception. In accordance with standing policy and independence rules, Ernst & Young LLP periodically changes the personnel who work on the audit.

        Audit Fees.    Aggregate fees for audit services provided by Ernst & Young LLP totaled approximately $819,800 for 2014 and approximately $803,000 for 2013, including fees associated with the annual audit of the Company's consolidated financial statements, effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports.

        Audit-Related Fees.    Aggregate fees for audit-related services provided by Ernst & Young LLP totaled approximately $253,715 for 2014. Aggregate fees for audit-related services in 2014 included assistance with and review of the Company's convertible notes offering, which closed on September 9, 2014, the amendment of certain of the Company's agreements related to the Company's October 2013 transaction with PDL BioPharma, Inc. recorded during the fourth quarter of 2014, the Company's Registration Statements on Form S-3 filed with the SEC on July 15, 2014 and Form S-8 filed with the SEC on May 23, 2014 and related matters. There were no audit-related services billed by Ernst & Young LLP for 2013.

        Tax Fees.    There were no tax services provided by Ernst & Young LLP for 2014 and 2013.

        All Other Fees.    There were no other services provided by Ernst & Young LLP for 2014 and 2013 other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee pre-approved all of the audit and tax fees described above under "Relationship with Independent Registered Public Accounting Firm".

        The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Equity Compensation Plan Information

        The following table sets forth certain information regarding securities authorized for issuance under the Company's equity incentive plans during the fiscal year ended December 31, 2014. The

Company's equity compensation plans as of December 31, 2014 include the 2004 Plan, the 2014 Plan and the Company's 2004 Employee Stock Purchase Plan (the "ESPP Plan").

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,292,470	(1)	$8.49	5,904,956	(2)
Equity compensation plans not approved by security holders	—		—	—

	7,292,470		$8.49	5,904,956

(1)
The number of securities in column (a) includes 6,748,006 options with a weighted-average remaining life of 7.4 years and 544,464 shares of restricted stock units.

(2)
The number of securities in column (c) includes (i) 5,368,400 shares available for issuance under the 2014 Plan and (ii) 536,556 shares available for issuance under the ESPP Plan. There are no shares available for issuance under the 2004 Plan.

 PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will vote on the election of seven directors to serve for a one-year term until the 2016 Annual Meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The Board has unanimously nominated Peter D. Staple, Vicente Anido, Jr., Ph.D., Karen A. Dawes, Louis J. Lavigne, Jr., Samuel R. Saks, M.D., James A. Schoeneck and David B. Zenoff, D.B.A. for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than seven nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
FOR DIRECTOR.

 PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
ARTICLES OF INCORPORATION

        On February 5, 2015, the Board approved, subject to shareholder approval, an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") to increase the authorized shares of common stock by 100,000,000 shares (the "Amendment"), and directed that the Amendment be submitted to a vote of the shareholders at the Annual Meeting.

        The text of the form of proposed Certificate of Amendment to the Articles of Incorporation increasing the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares is attached to this Proxy Statement as Appendix A. If our shareholders approve the Amendment, we expect to file the Amendment with the Secretary of State of the State of California as soon as practicable following shareholder approval. Upon filing of the Certificate of Amendment with the Secretary of State of the State of California, the second sentence of Article III of our Articles of Incorporation will read as follows:

  "The total number of shares of Common Stock which this corporation is authorized to issue is 200,000,000 and the total number of shares of Preferred Stock this corporation is authorized to issue is 5,000,000."

        Of the 100,000,000 shares of our common stock currently authorized, as of the close of business on March 20, 2015, there were 59,709,689 shares of common stock outstanding. In addition to the 59,709,689 shares of common stock outstanding on March 20, 2015, an aggregate of 37,324,159 shares of common stock were reserved for issuance, of which 5,977,131 shares were reserved for issuance under our 2004 Equity Incentive Plan, 6,150,000 shares were reserved for issuance under our 2014 Omnibus Incentive Plan, 536,556 shares were reserved for issuance under our 2004 Employee Stock Purchase Plan, and 24,660,472 shares were reserved for issuance upon the conversion of our 2.50% Convertible Senior Notes Due 2021.

        The Board believes that the authorized shares of common stock remaining available for future issuances is not sufficient to raise additional capital and to enable the Company to respond to potential business opportunities that may arise. Accordingly, the Board believes that it is in the Company's best interest to increase the number of authorized shares of common stock in order to provide the Company with the flexibility to issue additional shares from time to time as the Board may determine for financings, acquisitions, strategic business transactions or stock dividends. This proposal will have no effect on the number of shares of preferred stock authorized for issuance.

        The Amendment has been prompted solely by the business considerations discussed in the preceding paragraph and the Company has no current plans to issue the additional shares that would be authorized by this proposal. If the Amendment is not approved by our shareholders, it is likely that the Company's financing and business development alternatives would be highly limited by the lack of unissued and unreserved authorized shares of common stock, and shareholder value may be harmed by this limitation. In addition, the Company may not be able to access the capital markets, expand our business through the acquisition of other companies, products, businesses, products, product candidates or technologies, enter into strategic transactions and relationships with other companies, or pursue other business opportunities integral to our growth and success. Approval of the Amendment by our shareholders at the Annual Meeting may also avoid the expensive procedure of calling and holding a special meeting of shareholders for such a purpose at a later date.

        The additional shares of common stock to be authorized by shareholder approval of the Amendment would have rights identical to the currently outstanding shares of our common stock. Approval of the Amendment and the issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of the Amendment could be issued by the Board without further vote of our shareholders except as may be required in particular cases by our Articles of Incorporation, applicable law, regulatory agencies or the Nasdaq listing standards. Under our Articles of Incorporation, shareholders do not have preemptive rights to subscribe to additional securities that the Company may issue, which means that current shareholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in the Company.

        The Amendment could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if the Amendment is approved could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further shareholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at us), shareholders should be aware that approval of the Amendment could facilitate future efforts by the Company to deter or prevent changes in control, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

        If our shareholders approve the Amendment, it will become effective upon filing with the Secretary of State of the State of California, which we anticipate doing as soon as practicable following shareholder approval. However, even if our shareholders approve the proposed amendment, the Board retains discretion under California law not to implement the proposed amendment. If the Board were to exercise such discretion, the number of authorized shares would remain at the current level.

        Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 100,000,000 SHARES.

 PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2011 Annual Meeting, our shareholders indicated their preference that the Company solicit a non-binding, advisory approval of the compensation of our named executive officers annually. The Board has adopted a policy that is consistent with that preference.

        The Board realizes that executive compensation is an important matter for our shareholders. Our executive compensation program is described in detail in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement. Our program is designed to align the interests of executives and shareholders by providing a competitive balance of cash and equity compensation, benefits and development in order to attract and retain needed talent and create a collaborative, high-performing work environment that contributes to the Company's overall success.

        Before you vote, we urge you to read the CD&A section of this Proxy Statement for details regarding the Company's executive compensation program, including our executive compensation philosophy, components of executive compensation, corporate and individual performance assessments, and compensation decisions for the named executive officers for the 2014 fiscal year. The Board believes the information provided in the CD&A section demonstrates that the Company's executive compensation program is designed appropriately and ensures management's interests are aligned with our shareholders' interests to support the creation of shareholder value.

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

        We ask our shareholders to vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative disclosures related to those tables."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE NAMED EXECUTIVE OFFICER
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 31, 2015. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

        Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 OTHER MATTERS

        At of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDERS SHARING THE SAME ADDRESS

        In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (a "street-name shareholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Shareholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at (510) 744-8000 or by mail at the address listed under "FORM 10-K" below. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a shareholder who would like to make one of these requests should contact the Company as indicated above.

FORM 10-K

        The Company will mail without charge to any shareholder upon written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 including the financial statements, schedules and a list of exhibits. Requests should be sent to Depomed, Inc., 7999 Gateway Blvd., Suite 300, Newark, California 94560, Attn: Investor Relations.

SHAREHOLDER PROPOSALS

        The Company's Bylaws, as amended, provide that advance notice of a shareholder's proposal must be delivered to the Secretary of the Company at the Company's principal executive offices not earlier than one hundred and fifty (150) days, and not later than one hundred and twenty (120) days, prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year's annual meeting, this advance notice must be received not earlier than the 120th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each shareholder's notice must comply with the requirements of Section 5 of the Bylaws of the Company.

        A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Company's Investor Relations Department upon written request.

        Under the rules of the SEC, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the 2016 Annual Meeting of Shareholders must submit such proposals so as to be received by the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560, on or before                        , 2015. In addition, if the Company is not notified by                        , 2015 of a proposal to be brought before the 2016 Annual Meeting by a shareholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Matthew M. Gosling Secretary
Newark, California April , 2015

 Appendix A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
DEPOMED, INC.

The undersigned hereby certify that:

1.
They are the President Chief Executive Officer and Secretary, respectively, of Depomed, Inc., a California corporation.

2.
ARTICLE III of the Amended and Restated Articles of Incorporation of this Corporation is hereby amended in full to read as follows:

ARTICLE III
STOCK

        "This corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation is authorized to issue is 200,000,000 and the total number of shares of Preferred Stock this corporation is authorized to issue is 5,000,000. All the authorized shares shall be without par value.

        Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to adoption of the resolution originally fixing the number of shares of such series."

3.
The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4.
The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders of the Corporation in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the Corporation entitled to vote with respect to the amendment was 59,709,689 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:                    , 2015

By: [ ] President and Chief Executive Officer
By: [ ] Secretary

A-1

 Appendix B

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of Depomed, Inc.
(as amended through May 21, 2014)

Purpose

        The purpose of the Audit Committee (the "Committee") of the board of directors (the "Board") of Depomed, Inc. (the "Company") is to assist the Board in fulfilling its audit oversight responsibilities. In its audit oversight role, the Committee shall have the principal duties and responsibilities set forth below.

  •
  Review the integrity of the Company's financial statements, financial reporting and accounting processes, and systems of internal controls regarding finance and accounting.

  •
  Review the independence, qualifications and performance of the Company's independent auditor and the personnel performing the internal audit function.

  •
  Facilitate communication among the independent auditor, management, the personnel responsible for the internal audit function and the Board.

  •
  Assist the Board in the oversight of the Company's compliance with applicable legal, regulatory and tax provisions related to the above denoted areas.

  •
  Prepare the report that is required to be included in the Company's annual proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission").

        The Board recognizes that although the Committee has been given certain duties and responsibilities pursuant to this Charter, the Committee is not responsible for guaranteeing the accuracy of the Company's financial statements or the quality of the Company's accounting and financial reporting practices. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the Company's independent auditor. The Board also recognizes that meeting the responsibilities of the Committee requires a degree of flexibility. To the extent that procedures included in this Charter go beyond what is required of an audit committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules, and the Committee may adopt such different or additional procedures as it deems necessary or appropriate from time to time.

Composition

        The Committee shall be composed of three or more directors, each of whom (i) meets The NASDAQ Stock Market ("NASDAQ") listing standards requirements for independence, and (ii) otherwise satisfies the applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC under the Exchange Act, or the NASDAQ. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

        At least one member of the Committee shall be an "audit committee financial expert" in accordance with the rules and regulations of the SEC, and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise. The designation or determination by the Board of a person as an audit committee financial expert will not impose on such person individually, on the Committee, or on the Board as a whole, any greater duties, obligations or liability than would exist in the absence of such designation or determination. All other members of the Committee shall be financially literate.

        Members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members of the Committee shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal by the Board. Committee members may be removed by the Board at any time, in the Board's sole discretion.

Meetings

        The Committee shall meet with such frequency and at such intervals as it shall determine is necessary or appropriate to carry out its duties and responsibilities, but in any case, not less than four times a year. The Board shall designate one member of the Committee to serve as its chairman. The Committee will meet at such times as determined by its chairman or as requested by any two of its members. Notice of all meetings shall be given, and waiver thereof determined, and all actions of the Committee shall be taken, pursuant to and in accordance with the Company's bylaws. The chairman will preside, when present, at all meetings of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

        Each member of the Committee shall have one vote. The Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the Committee members.

        The Committee shall maintain copies of minutes of each meeting of the Committee, and each action by written consent taken without a meeting, reflecting the actions so authorized or taken by the Committee. A copy of the minutes of each meeting and all consents shall be placed in the Company's minute book.

Responsibilities

        The Committee, to the extent it deems necessary or appropriate, shall:

  Oversight of the Company's Relationship with the Independent Auditor

  1.
  Appoint (and recommend that the Board submit for shareholder ratification), compensate, retain and oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the shareholders.

  2.
  Discuss with the independent auditor any disclosed relationships or services that may affect the independence and objectivity of the independent auditor and take appropriate actions to oversee the independence of the independent auditor.

  3.
  Review and evaluate the lead audit partner of the independent auditor and assure the regular rotation of the lead audit partner, the concurring partner and other audit partners engaged, to the extent required by law.

  4.
  Discuss with the Chief Executive Officer and the Chief Financial Officer their views as to the competence, performance and independence of the independent auditor.

  5.
  Review and preapprove both audit and permitted non-audit services to be provided by the independent auditor. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

  6.
  Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such disclosures and letter with the independent auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such disclosures and letter, take appropriate action to address issues raised by such evaluation.

  7.
  Establish policies for the hiring of employees and former employees of the independent auditor and review and discuss with management the Company's compliance with such policies.

  Financial Statements and Disclosure Matters

  8.
  Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  9.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Form 10-Q.

  10.
  Review and discuss quarterly reports from the independent auditor on: (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  11.
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  12.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114 related to the conduct of the audit, including: any difficulties encountered in the course of the audit work; restrictions on the scope of activities or access to required information; or any significant disagreements with management.

  13.
  Discuss with management and the independent auditor the adequacy of internal financial controls; and the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission.

  14.
  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud involving management or other employees who have a significant role the Company's internal controls.

  15.
  Obtain assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

  16.
  Discuss with management earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  17.
  Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

  Internal Audit, Internal Controls and Risk Management

  18.
  Meet at least annually in separate executive sessions with management, the personnel responsible for the internal audit function, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

  19.
  Review the activities, performance and organizational structure of the internal audit function, as well as the qualifications of the personnel responsible for the internal audit function.

  20.
  Review and discuss with management, the personnel responsible for the internal audit function and the independent auditor periodic reports prepared by the personnel responsible for the internal audit function, including the scope and results of any internal audit, and discuss any significant observations or recommendations to management and management's responses.

  21.
  Instruct management, the independent auditor and the personnel responsible for the internal audit function that the Committee expects to be informed if there are any subjects that require special attention or if any significant deficiencies or material weaknesses to the system of internal control over financial reporting are identified.

  22.
  Review any proposed material changes to the company's system of internal control over financial reporting with management, the independent auditor and the personnel responsible for the internal audit function, including any such changes proposed by management, the independent auditor or the personnel responsible for the internal audit function.

  23.
  Meet at least annually with management and independent auditor to consider the integrity of the Company's financial reporting processes and controls, including the process by which the Chief Executive Officer and the Chief Financial Officer engage in due diligence for and execute the financial statement certifications required by the Sarbanes-Oxley Act.

  24.
  Discuss with management the Company's major financial, accounting, legal and business risk exposure and the steps management has taken to monitor and control such exposure, including the Company's policies and practices with respect to enterprise risk assessment and enterprise risk management.

  25.
  Discuss and review with management the Company's insurance portfolio and the adequacy of the type and scope of coverage provided by such insurance portfolio relative to the risk exposure of the Company, including product liability insurance, general liability insurance and director and officer insurance.

  Investment Policies, and Tax Planning and Strategies

  26.
  Discuss and review with management the Company's investment policies that may be adopted by the Board from time to time, and the Company's compliance with such policies.

  27.
  Discuss and review with management the Company's tax planning and strategies, including the effect of U.S. and any applicable international tax regulations.

  Finance Organization and Operations

  28.
  Discuss and review with management the activities, performance, staffing and experience level of the Company's finance organization.

  29.
  Discuss with management the Company's policies and practices regarding information technology systems, information management systems and related infrastructure, including the Company's information technology and information management security policies, practices and infrastructure, in each case to the extent related to the Company's financial reporting and accounting processes.

  Compliance and Related Party Transactions

  30.
  Discuss with management the Company's counsel compliance with applicable laws and regulations or other legal matters that may have a material effect on the Company's financial statements and results of operations.

  31.
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies or published reports that raise material issues regarding the Company's financial statements or accounting policies.

  32.
  Establish procedures for (i) receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or audit matters and (ii) the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  33.
  Review and approve all related party transactions, defined as those transactions required to be disclosed under the rules and regulations of the SEC, the NASDAQ or other applicable laws or regulations.

  Other Matters

  34.
  Report to the Board on any significant matters arising from the Committee's activities.

  35.
  At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

  36.
  At least annually, the Committee shall review, discuss and assess its own performance and effectiveness.

  37.
  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee deems necessary or appropriate.

Authority

        The Committee shall have all of the powers of the Board that are necessary or appropriate for the Committee to fulfill its purposes and carry out its duties and responsibilities as set forth in this Charter, including the following:

  1.
  Appoint a chairman of the Committee, unless a chair is designated by the Board.

  2.
  Conduct or authorize such inquiries into matters within the Committee's scope of responsibility as the Committee deems appropriate.

  3.
  Have such direct and independent interaction with members of management, including the Company's chief financial officer and chief accounting officer, as the Committee deems appropriate.

  4.
  Meet with and seek any information the Committee requires from employees, officers, directors or external parties.

  5.
  Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

  6.
  Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of reasonable compensation to the Company's independent auditor and any independent counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

DEPOMED, INC.

2015 Annual Meeting of Shareholders MAY 12, 2015 3:00 P.M. local time

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PROXY

FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this

					FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: 1. Election of Directors				3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.
(1) Peter D. Staple (2) Vicente Anido, Jr., Ph.D. (3) Karen A. Dawes (4) Louis J. Lavigne, Jr. (5) Samuel R. Saks, M.D. (6) James A. Schoeneck and (7) David B. Zenoff, D.B.A.	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)		4. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.	FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

	FOR	AGAINST	ABSTAIN	COMPANY ID:
2. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares.				PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 201X.

Note  Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 12, 2015

The proxy statement and our 2015 Annual Report to Stockholders are available at http://www.cstproxy.com/depomed/2015

FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DEPOMED, INC.

The undersigned appoints James A. Schoeneck, August J. Moretti and Matthew M. Gosling, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Depomed, Inc. held of record by the undersigned at the close of business on March 20, 2015 at the Annual Meeting of Stockholders of Depomed, Inc. to be held on May 12, 2015, at 3:00 p.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

QuickLinks

BOARD OF DIRECTORS AND DIRECTOR NOMINEES
CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS AND SENIOR MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION
PROPOSAL 3 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SHAREHOLDERS SHARING THE SAME ADDRESS
FORM 10-K
SHAREHOLDER PROPOSALS
  Appendix A
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DEPOMED, INC.
ARTICLE III STOCK
  Appendix B
AUDIT COMMITTEE CHARTER